Exhibit 99.1

FOR IMMEDIATE RELEASE

SRS Labs Reports Third Quarter 2010 Results

Santa Ana, Calif., November 4, 2010 - SRS Labs, Inc. (NASDAQ: SRSL), the industry leader in surround sound, audio and voice technologies, reported financial results for the third quarter ended September 30, 2010.

Revenues in the third quarter 2010 increased 19% to $8.6 million from $7.2 million in the same period a year-ago. The increase was primarily attributable to increased revenues in the home entertainment and personal computer markets segments.

Operating expenses in the third quarter increased 26% to $7.2 million from $5.7 million in the same quarter a year-ago. The increase was primarily attributable to the continued investment in additional engineering, sales, and marketing infrastructure.

Net income in the third quarter totaled $1.3 million or $0.09 per diluted share, compared to net income of $1.5 million or $0.10 per diluted share in the third quarter of 2009.

Quarter-end cash and cash equivalents, and short-term and long-term investments totaled $42.8 million or $2.72 per diluted share as of September 30, 2010, compared to $42.3 million at the end of the prior quarter.

Management Commentary

“This was the strongest revenue of any third quarter in our company history as we continued to successfully execute our sales and marketing strategies within our core market segments” said Thomas C.K. Yuen, SRS Lab’s Chairman and CEO. “Revenues contributing to this record quarter were derived principally from our TV, PC and mobile phone segments, all three of which reflect consumers’ increasing preference and expectation to effortlessly access and consume high-quality audio and video content across the three screens. This developing consumer preference aligns well with our business strategy and growth expectations and we expect this will continue to take shape and fuel design, manufacture and sales of CE products worldwide.”

Yuen added, “Our expectations for 2011 remain strong as we continue to move forward strengthening our pipeline with new opportunities, design wins in progress, and signed contracts. We also believe that our new initiative to capitalize upon the strong growth of content streaming will benefit all our segments and specifically should favorably impact our activities in the Smartphone, PC and connected TV markets. In fact, in the third quarter, we succeeded in strategically aligning SRS with Microsoft Silverlight to bring surround sound to content aggregators and content creators across the globe and we expect that to stimulate the development of new opportunities in both our traditional and new business and licensing models.”

Conference Call

SRS Labs will hold a conference call later today (November 4, 2010) to discuss these third quarter 2010 financial results. Chairman and CEO Thomas C.K. Yuen and CFO Ulrich Gottschling will host the call starting at 5:00 p.m. Eastern time. A question and answer session will follow management’s presentation.

Dial-In Number: 1-877-353-2262

Conference ID#: 17686841

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.  Investors may also listen to the conference call live online via a link available on the SRS Labs investor relations home page at www.srslabs.com. The website will host a replay of the call available after 8:00 p.m. Eastern time. Investors may also listen to the replay by dialing 800-642-1687 and entering conference ID#: 17686841, available until November 18, 2010.

About SRS Labs, Inc.

Founded in 1993, SRS Labs is the industry leader in audio signal processing for consumer electronics across the four screens: TV; PC; Mobile Phones; and Automotive Entertainment Systems. Beginning with the audio technologies originally developed at Hughes Aircraft, SRS Labs holds over 150 worldwide patents and is recognized by the industry as the foremost authority in research and application of audio post processing technologies based on the human auditory principles. Through partnerships with leading global CE companies, semiconductor manufacturers, software developers, and content aggregators, SRS is recognized as the de facto standard in audio enhancement, surround sound, volume leveling, audio streaming, and voice processing technologies. SRS solutions have been included in over two billion electronic products sold worldwide including flat panel HDTVs, AV products, STBs, PCs, mobile phones, and automotive entertainment and telematics systems. For more information, visit www.srslabs.com.

Safe Harbor Statement

This press release includes forward-looking statements that are based on our current expectations, estimates and projections about SRS Labs, Inc., management’s beliefs and certain assumptions made by us, and events beyond our control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to our customers’ and end users’ preferences and expectations, the market demand for our solutions, and our future growth opportunities, competitive position, expansion and investment plans, and operating results and profitability. Forward-looking statements can often be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “likely,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results or the commitments made by us herein, and they are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties referred to above include, but are not limited to, the loss of any significant customer; the acceptance of new SRS Labs products and technologies; our ability to increase our brand awareness and enter into new or expanded license arrangements; the impact of competitive products and pricing; general economic and business conditions that may adversely impact sales of consumer products incorporating our technologies or that otherwise may impact our operating results and future performance; the timely development and release of technologies by the Company; and such other factors described in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date they are made. We do not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

Company Contacts:

Ulrich Gottschling

Chief Financial Officer

SRS Labs, Inc.

Tel 949-442-5596

ir@srslabs.com

Matt Glover

Investor Relations

Liolios Group, Inc.

Tel 949-574-3860

info@liolios.com

SRS LABS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$16,385,081	$27,988,164
Accounts receivable, net	2,091,474	179,114
Prepaid expenses and other current assets	1,122,492	1,147,151
Short-term investments	12,191,000	12,963,000
Total Current Assets	31,790,047	42,277,429

Long-term investments	14,261,000	538,000
Property and equipment, net	724,769	599,794
Intangible assets, net	2,877,244	2,702,160
Deferred income taxes, net	7,826,153	5,631,442
Total Assets	$57,479,213	$51,748,825

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$655,374	$583,157
Accrued liabilities	1,634,032	1,577,891
Deferred revenue	798,305	1,193,454
Total Current Liabilities	$3,087,711	$3,354,502

Commitments and Contingencies

Stockholders’ Equity
Preferred stock—$0.001 par value; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.001 par value; 56,000,000 shares authorized; 14,744,441 and 14,563,715 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	14,745	14,565
Additional paid-in capital	67,687,825	65,128,337
Accumulated deficit	(13,311,068)	(16,748,579)
Total Stockholders’ Equity	54,391,502	48,394,323
Total Liabilities and Stockholders’ Equity	$57,479,213	$51,748,825

SRS LABS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues	$8,609,140	$7,230,118	$24,155,562	$17,989,657
Cost of sales	63,965	67,858	228,320	202,032

Gross profit	8,545,175	7,162,260	23,927,242	17,787,625

Operating expenses (i):
Sales and marketing	3,387,781	2,852,165	10,029,468	8,089,263
Research and development	2,031,511	1,481,555	5,747,623	4,059,132
General and administrative	1,800,624	1,411,162	4,797,755	4,217,046
Total operating expenses	7,219,916	5,744,882	20,574,846	16,365,441

Operating income	1,325,259	1,417,378	3,352,396	1,422,184
Other income, net	78,042	82,724	179,544	279,543
Income before income taxes	1,403,301	1,500,102	3,531,940	1,701,727
Income taxes	62,966	25,088	94,429	39,163
Net income	$1,340,335	1,475,014	$3,437,511	$1,662,564

Net income per common share:
Basic	$0.09	$0.10	$0.23	$0.12
Diluted	$0.09	$0.10	$0.22	$0.11

Weighted average common shares used in the per share calculations:
Basic	14,705,275	14,627,089	14,638,748	14,439,228
Diluted	15,745,667	15,184,824	15,579,175	14,762,281

(i) Includes share-based compensation expense as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Sales and marketing	167,069	134,804	512,858	381,721
Research and development	132,165	114,949	416,911	333,768
General and administrative	248,003	233,224	744,389	714,851
Total share-based compensation expense	547,237	482,977	1,674,158	1,430,340